UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 25, 2022
(Date of earliest event reported)
APPLIED BLOCKCHAIN, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd.,	Suite 2100,	Dallas,	TX	75219
(Address of principal executive offices)				(Zip Code)
214-427-1704
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

4872-4691-0253v.1

Item 1.01.    Entry into a Material Definitive Agreement.
On July 25, 2022, APLD Hosting, LLC (the “Borrower”), a wholly-owned subsidiary of Applied Blockchain, Inc. (the “Company”), entered into a Loan Agreement with Starion Bank (“Lender”) and the Company as Guarantor (the “Loan Agreement”). The Loan Agreement provides for a term loan (the “Loan”) in the principal amount of $15,000,000 with a maturity date of July 25, 2027. The Loan Agreement contains customary covenants, representations and warranties and events of default.

Advances on the Loan shall not exceed the principal total of $15,000,000.00. The first advance on the Loan was made at the time the Loan was entered into and was not to exceed 80% of the total principal amount of the Loan, or $12,000,000.00. The remaining 20% balance of this Loan shall be available for advance following Borrower's proof of 100% intended operating capacity of its Jamestown, North Dakota hosting facility (the “Jamestown Facility”).

The Loan Agreement provides for an interest rate of 6.50% per annum. The proceeds of the Loan will be used for (i) repayment of existing indebtedness under the Company’s Loan Agreement dated as of March 11, 2022 by and between the Borrower, Vantage Bank Texas and the Company as guarantor (the “VBT Loan”) and (ii) working capital needs and general corporate purposes.

The City of Jamestown, North Dakota and Stutsman County’s Economic Development Fund provides a multimillion-dollar economic development program, available to assist with expanding or relocating businesses. As part of financial packages, the Jamestown Stutsman Development Corporation (JSDC) makes direct loans, equity investments, and interest buy-downs to businesses. Contingent upon such incentives, the Company expects the effective interest rate of the Loan to be less than 6.50% per annum after different state funds are applied to the Loan, pending final approval.

The Loan is secured by a mortgage on the Jamestown Facility, and a security interest in the substantially all of the assets of the Borrower as set forth in the Security Agreement dated as of July 25, 2022 by and between the Borrower and the Lender (the “Hosting Security Agreement”) and a security interest in the form of a collateral assignment of Company’s rights and interests in a master hosting agreement related to the Jamestown Facility and records and data relating thereto as set forth in the Security Agreement dated as of July 25, 2022 by and among the Borrower, the Company as Grantor and the Lender (the “Company Security Agreement”). In addition, the Company unconditionally guaranteed the Borrower’s obligations to the Lender, including under the Loan, pursuant to an Unlimited Commercial Corporate Guaranty of the Company dated as of July 25, 2022 (the “Guaranty”).

The foregoing descriptions of the Loan Agreement, the Hosting Security Agreement, the Company Security Agreement and the Guaranty are qualified in their entirety by reference to such documents, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Form 8-K and are incorporated herein by reference.

A press release announcing the Loan was issued on August 12, 2022 and is filed as Exhibit 99.1 to this Form 8-K.

Item 1.02    Termination of a Material Definitive Agreement.
The information set forth under Item 1.01 above is incorporated herein by reference. On August 5, 2022, the VBT Loan was paid off in full and the VBT Loan and the associated mortgage were terminated.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits. EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Agreement, dated as of July 25, 2022, by and among APLD Hosting, LLC, Starion Bank, and Applied Blockchain, Inc. as Guarantor
10.2	Security Agreement, dated as of July 25, 2022, by and between APLD Hosting, LLC and Starion Bank.
10.3	Security Agreement, dated as of July 25, 2022, by and among APLD Hosting, LLC, Applied Blockchain, Inc. as Grantor, and Starion Bank.
10.4	Unlimited Commercial Corporate Guaranty of Applied Blockchain, Inc. dated as of July 25, 2022.
99.2	Press release dated August 12, 2022.
10.4	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 12, 2022

By:
Name:	David Rench
Title:	Chief Financial Officer

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